Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the previously filed Registration Statement (Form S-8 No. 333-179823) of Fairmount Bancorp, Inc. of our report dated December 21, 2012 on the consolidated financial statements for the year ended September 30, 2012, appearing in Item 8 of this Form 10-K of Fairmount Bancorp, Inc. for the year ended September 30, 2012.

/S/ Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

December 21, 2012